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                      SHATSWELL, MacLEOD & COMPANY, P.C.
                         CERTIFIED PUBLIC ACCOUNTANTS
                                83 Pine Street
                    West Peabody, Massachusetts 01960-3635
                           Telephone (978) 535-0206
                           Facsimile (978) 535-9908


CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation by reference in this Annual Report on Form 10-KSB of Beverly National Corporation of our report dated January 8, 2001.


                                          /S/ SHATSWELL, MacLEOD & COMPANY, P.C.
                                              SHATSWELL, MacLEOD & COMPANY, P.C.


West Peabody, Massachusetts
March 26, 2001